EXHIBIT 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 1998 appearing on page F-1 of Bell Microproducts Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
San Jose, California
June 24, 1998